Exhibit 10.5

MEMBERSHIP INTEREST PURCHASE AGREEMENT

among

ECO PAK DISTRIBUTING LLC,

ALEJANDRO GUTIÉRREZ PEDERZINI

and

NASCENT WINE COMPANY, INC.

Dated:  May 11, 2007

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is made and entered into as of May 11, 2007, among Eco Pak Distributing LLC, a Texas limited liability company (the “Company”), Alejandro Gutiérrez Pederzini (“Seller”) and Nascent Wine Company, Inc., a Nevada corporation (“Purchaser”).  The Company and Seller are sometimes hereinafter referred to, individually, as a “Selling Party” and, collectively, as the “Selling Parties”. All of the foregoing parties are sometimes hereinafter referred to, individually, as a “Party” and, collectively, as the “Parties”.

BACKGROUND INFORMATION

Seller owns 100% of the outstanding membership interests of the Company (the “Interests”).  Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Interests upon the terms and subject to the conditions set forth in this Agreement.

STATEMENT OF AGREEMENT

The Parties acknowledge the accuracy of the foregoing Background Information, and, in consideration of the mutual covenants of the Parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

Purchase of Interests

Section 1.1.            Sale and Purchase of Shares.  Upon the execution of this Agreement, Seller agrees to sell and Purchaser agrees to purchase the Interests, free and clear of any and all liens, claims, charges, mortgages, restrictions, pledges, security interests, options, rights of first refusal, preemptive rights, claims, rights of any third party and encumbrances whatsoever (collectively, “Liens”).  Upon the transfer of the Interests hereunder, Purchaser will own 100% of the issued and outstanding equity of the Company on a fully-diluted basis and the Interests will be fully paid, non-assessable and free of any and all Liens.

Section 1.2.            Purchase Price.  The purchase price for the Interests is $100,000 in cash.

Section 1.3.            Closing.  The closing of the sale and purchase of the Interests (the “Closing”) shall occur simultaneously with the execution of this Agreement at a location to be agreed upon by the Parties.  If the Interests are certificated, at the Closing, Seller will deliver to Purchaser a certificate evidencing the Interests along with a membership interest power assigning and transferring the Interests to Purchaser and the purchase price shall be paid by wire transfer of funds as follows:

ARTICLE II

Representations and Warranties of the Selling Parties

The Selling Parties hereby, jointly and severally, represent and warrant to Purchaser as follows:

Section 2.1.           Organization, Power and Authority.  The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas.  The Company has the power and authority to execute, deliver and perform this Agreement.  Seller has the power and authority to execute, deliver and perform this Agreement.

Section 2.2.           Authorization of Agreements, Etc.  The execution, delivery and performance by the Selling Parties of this Agreement, and any other agreements or documents contemplated hereby, have been duly authorized by all requisite action, and (i) will not violate (A) any provision of applicable law, (B) the Company’s organizational documents, (C) any provision of any indenture, agreement, obligation, commitment or other instrument to which any Selling Party, or any of their properties or assets is bound or (D) any provision of any judgment, decree or order to which any Selling Party is a party or by which any Selling Party is bound, (ii) will not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any such order, indenture, judgment, decree, agreement, obligation, commitment or other instrument, and (iii) will not result in the creation or imposition of any Lien of any nature whatsoever upon the Interests.  The Selling Parties have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The Company owns no subsidiaries or any interest in any other entity or person.

Section 2.3.           No Consents.  No consent, authorization, approval or waiver from, or registration, declaration or filing with, any agency, entity, authority or person is required to be obtained or made by or with respect to the Selling Parties in connection with the execution, delivery and performance of this Agreement by the Selling Parties or the consummation of the sale of the Interests.

Section 2.4.           Validity and Enforceability.  This Agreement has been duly executed and delivered by the Selling Parties and will constitute a legal, valid and binding obligation, enforceable against the Selling Parties in accordance with its terms.

Section 2.5.           Owners of Outstanding Equity.  Seller is the owner of 100% of the Company’s outstanding equity and there are no holders of subscriptions, warrants, options, convertible securities, or other rights (contingent or other) to purchase or otherwise acquire any ownership interest in the Company (collectively, the “Ownership Interests”).  In addition, (i) no person owns of record, or beneficially owns any Ownership Interest or other equity security of the Company, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire an Ownership Interest in the Company is authorized or outstanding, and (iii) except for this Agreement, there is no commitment by the Selling Parties to sell any Ownership Interest or any subscriptions, warrants, options, convertible securities, or other such rights in the Company.

Section 2.6.           Disclosure.  The Selling Parties have provided to Purchaser all documentation and information that is material to the Company’s business, assets and operations and to an investment by Purchaser in the Company, including, without limitation, the Company’s organizational documents, operating agreement and any shareholder, member, voting or similar agreement, including, without limitation, the documents attached to this Agreement as Exhibit A.  The Selling Parties have not failed to disclose any material agreement or circumstance that, if disclosed, could have a material effect on Purchaser’s decision to enter into this Agreement, or that could or will have a material adverse effect on Purchaser’s ownership interest in the Company pursuant to the Interests, or that could otherwise have a material adverse effect on the rights and interests of Purchaser in the Company pursuant to the terms of this Agreement and its ownership of the Interests.  None of the information included in this Agreement or any other documents or information furnished or to be furnished by the Selling Parties contains any untrue statement of a material fact, is misleading in any material respect or omits to state any material fact.

Section 2.7.           Title.  At the Closing, the Interests will be owned by Seller free and clear of all Liens. The assignments, endorsements, stock powers and other instruments of transfer delivered by Seller to Purchaser at the Closing will be sufficient to transfer Seller’s entire interest, legal and beneficial, in the Interests to Purchaser.  Following the Closing, the Interests are fully transferable by Purchaser without any restriction on transferability.  The Interests are duly and validly issued, fully paid and nonassessable, and will have the rights, preferences, and privileges specified in the Company’s organizational documents (including any operating agreement).

Section 2.8.           Brokers.  None of the Selling Parties has used any broker or finder in connection with the transactions contemplated hereby, and Purchaser shall have no liability as a result of or in connection with any brokerage or finder’s fee or other commission of any person or entity retained by any of the Selling Parties in connection with the transactions contemplated by this Agreement.

Section 2.9.           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Selling Parties, threatened against or affecting the Company or any of its properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (foreign, federal, state, county or local).

Section 2.10.         Licenses and Permits.  The Company has all local, state and federal licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals material to the Company’s business (collectively, the “Licenses and Permits”) necessary for the Company to occupy, operate and conduct its business as now conducted, and no waivers or exemptions relating thereto exist.  There is no default on the part of the Company or any other party under any of the Licenses and Permits.  There exist no grounds for revocation, suspension or limitation of any of the Licenses or Permits.  No notices have been received by the Selling Parties with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of the Licenses and Permits.  There is no default under, nor does there exist any grounds for revocation, suspension or limitation of, any such Licenses and Permits.

Section 2.11.         Intellectual Property.  The Selling Parties have disclosed to Purchaser all patents, trademarks, service marks, copyrights, trade names and all registrations and applications and renewals for any of the foregoing and all goodwill associated therewith (collectively, “Proprietary Rights”) of the Selling Parties used in connection with the Company’s business.  No proceedings have been instituted or are pending or overtly threatened that challenge the validity of the ownership or use by the Company of any such Proprietary Rights.  The Company has not licensed anyone to use any such Proprietary Rights and there has been no use or infringement of any of such Proprietary Rights by any other person or entity.

Section 2.12.         Employees.  The Company currently has no, and has never had any, employees or independent contractors who are not employed or engaged “at will”, except for Seller.  The Company is and at all times since its inception has been in compliance with all employment, personnel, pension, welfare and benefits laws, rules, regulations, judgments and orders, including, without limitation, the Employment Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

Section 2.13.         Environmental Matters.  The Company is, and has at all times since inception been, in compliance with all applicable environmental laws, rules, regulations and policies applicable to the Company and its business.

Section 2.14.         Tax Returns; Taxes.  The Company has filed all foreign, federal, state and local tax returns and tax reports required by such authorities to be filed.  The Company has paid all taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due by any federal, state or local authority.  All such tax returns and tax reports have been properly prepared and filed and correctly state the Company’s tax liability.  The Company has made all withholdings of tax required to be made under all applicable foreign, federal, state and local tax laws, rules and regulations and such withholdings have either been paid to the appropriate governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of the Company.  There is no pending tax examination or audit of, nor any action, suit, investigation or claim asserted or overtly threatened against the Company by any foreign, federal, state or local authority; and the Company has not been granted any extension of the limitation period applicable to any tax claims.

Section 2.15.         Affiliate Interests.  The Company is not a party to any transaction with: (a) Seller, any employee, officer or manager of the Company, (b) any relative of Seller or of any such employee, officer or manager, or (c) any person or entity that, directly or indirectly, is controlled by or under common control with Seller or with any such employee, officer, manager, or relative, including without limitation any contract, agreement or other arrangement (i) providing for the furnishing of services by such person or entity, (ii) providing for the rental of real or personal property from or to such person or entity, (iii) providing for the guaranty of any obligation of such person or entity, (iv) requiring any payment to such person or entity that will continue beyond the Closing, or (v) establishing any right or interest of such person in any of the assets of the Company.

ARTICLE III

Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to the Selling Parties as follows:

Section 3.1.           Organization, Power and Authority.  Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada.  Purchaser has the power and authority to execute, deliver and perform this Agreement.

Section 3.2.           Authorization of Agreements, Etc.  The execution, delivery and performance by Purchaser of this Agreement, and any other agreements or documents contemplated hereby, have been duly authorized by all requisite action, and (i) will not violate (A) any provision of applicable law, (B) Purchaser’s organizational documents, (C) any provision of any indenture, agreement, obligation, commitment or other instrument to which Purchaser, or any of its properties or assets is bound or (D) any provision of any judgment, decree or order to which Purchaser is a party or by which Purchaser is bound, and (ii) will not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any such order, indenture, judgment, decree, agreement, obligation, commitment or other instrument.  Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

Section 3.3.           No Consents.  No consent, authorization, approval or waiver from, or registration, declaration or filing with, any agency, entity, authority or person is required to be obtained or made by or with respect to Purchaser in connection with the execution, delivery and performance of this Agreement by Purchaser or the consummation of the purchase of the Interests.

Section 3.4.           Validity and Enforceability.  This Agreement has been duly executed and delivered by Purchaser and will constitute a legal, valid and binding obligation, enforceable in accordance with its terms.

Section 3.5.           Brokers.  Purchaser has not used any broker or finder in connection with the transactions contemplated hereby, and the Selling Parties shall have no liability as a result of or in connection with any brokerage or finder’s fee or other commission of any person or entity retained by Purchaser in connection with the transactions contemplated by this Agreement.

Section 3.6.           Assumption of Frost National Bank Obligations of Seller.  Seller has guaranteed the debt of the Company to the Frost National Bank (the “Seller Obligation”).  By its signature below, Purchaser (i) agrees to make a good faith effort to terminate the Seller Obligation by assuming the Seller Obligation to the Frost National Bank, (ii) assumes the Seller Obligation, and (iii) indemnifies Seller against, and holds Seller harmless from, any liability or cost which may arise out of the Seller Obligation.  A copy of the Frost National Bank loan documents, the Seller Obligation and a current statement of all amounts due thereunder as of the date hereof are attached hereto as Exhibit B.

ARTICLE IV

Miscellaneous

Section 4.1.           Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by any Party in connection herewith will survive the execution and delivery of this Agreement, and any investigation made at any time by or on behalf of Purchaser.

Section 4.2.            Successors and Assigns.  All covenants and agreements contained in this Agreement by or on behalf of any of the Parties will bind and inure to the benefit of the respective successors and assigns of the Parties, whether so expressed or not.  In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Purchaser are also for the benefit of, and enforceable by, any subsequent holders of any portion of the Interests.

Section 4.3.            Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 4.4.            Governing Law.  The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Nevada.

Section 4.5.            Final Agreement.  This Agreement and the Exhibits attached hereto constitute the final agreement of the Parties concerning the matters referred to herein and therein, and supersede all prior and contemporaneous agreements and understandings.

Section 4.6.            Execution in Counterpart.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

Section 4.7.            Fax Signatures.  A counterpart of this Agreement and of any other document related to this Agreement which is executed and transmitted by fax by any person to the intended recipient shall constitute and be accepted as an executed and delivered original of this Agreement or such other document.

[Signatures on following page]

THE COMPANY:			SELLER:

ECO PAK DISTRIBUTING LLC

By:	/s/ Alejandro Gutiérrez Pederzini		/s/ Alejandro Gutiérrez Pederzini
	Name:	Alejandro Gutiérrez Pederzini	Alejandro Gutiérrez Pederzini
	Title:	Chief Executive Officer

PURCHASER:

NASCENT WINE COMPANY, INC.

By:	/s/ Sandro Piancone
	Name:	Sandro Piancone
	Title:	Chief Executive Officer